Exhibit 3.4

[STATE OF CALIFORNIA LOGO]

[SEAL]

SECRETARY OF STATE

        I, BILL JONES, Secretary of State of the State of California, hereby certify:

        That the attached transcript of 1 page(s) was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.

[SEAL]	IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of
AUG 12 2002 /s/ BILL JONES
Secretary of State

[SEAL]	State of California
Bill Jones
Secretary of State

LIMITED LIABILITY COMPANY
CERTIFICATE OF AMENDMENT

A $30.00 filing fee must accompany this form
IMPORTANT—Read instructions before completing this form.	FILED In the Office of the Secretary of State of the State of California JUNE 27 2001 /s/ BILL JONES BILL JONES, Secretary of State This Space For Filing Use Only

1.	Secretary of State File Number: 200015810080	2.	Name of Limited Liability Company: LECG, LLC

3.
Complete only the sections where information is being changed. Additional pages may be attached if necessary.

A.
Limited Liability Company Name (end the name with the words "Limited Liability Company," "Ltd. Liability Co." or the abbreviations "LLC" or "L.L.C.")

  B.
  The Limited Liability Company will be managed by (Check One):
  ☒ one manager
  ☐ more than one manager
  ☐ single member limited liability company
  ☐ all limited liability company members

  C.
  Amendment to text of the Articles of Organization:

  D.
  Other matters to be included in this certificate may be set forth on separate attached pages and are made a part of this certificate. Other matters may include a change in the latest date on which the limited liability company is to dissolve or any change in the events that will cause the dissolution.

4.
Future Effective Date, if any:            Month            Day            Year

5.
Number of pages attached, if any:        None

6.
Declaration: It is hereby declared that I am the person who executed this instrument, which execution is my act and deed.
LECG, LLC
	By:	LECG Holding Company, LLC Sole Member and Manager
/s/ DAVID KAPLAN Signature of Authorized Person	By:	David Kaplan, Manager Type or Print Name and Title
June 25, 2001 Date

7.	RETURN TO:
	NAME	Emily J. Yukich	[SEAL]
	FIRM	Folger Levin & Kahn, LLP
	ADDRESS	1900 Avenue of the Stars, 28th Floor
	CITY/STATE	Los Angeles, CA
	ZIP CODE	90067

SEC/STATE (REV. 12/99)	FORM LLC-2—FILING FEE: $30.00 Approved by Secretary of State